UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

June 3, 2005
Date of Report (Date of earliest event reported)

INTERCHANGE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-50989	33-0849123
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24422 Avenida de la Carlota, Suite 120
Laguna Hills, CA 92653
(Address of principal executive offices)

(949) 784-0800
Registrant’s telephone number

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 03, 2005, the Board of Directors of Interchange Corporation approved a revised compensation plan for members of the Board of Directors. Non-employee members of the Board of Directors will receive an annual retainer of $20,000 plus $1,500 for each meeting attended in person and $750 for each meeting attended telephonically. The Chairman of the Audit Committee will receive an annual retainer of $10,000. Board of Director committee members will receive $1,200 for each committee meeting attended. In addition, all members of the Board of Directors will receive an annual grant of an option to purchase 15,000 shares of Interchange Corporation common stock. New members to the Board of Directors will receive a grant of an option to purchase 20,000 shares of Interchange Corporation common stock. One-half of each of the options granted to the member of the Board of Directors are vested at the time of the grant, and the remaining portions vest in equal monthly installments over the following twelve months. The revised compensation plan is retroactive to January 1, 2005.

Item 9.01.Financial Statements and Exhibits

10.1	Board of Director’s Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2005	By:	/s/ Douglas S. Norman
Douglas S. Norman
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
10.1	Board of Director’s Compensation Plan